UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2004

    BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

0 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Monroe G. Milstein, Chairman of the Board of Directors of Burlington Coat Factory Warehouse Corporation (the "Company"), approved increases to the annual base salaries of Mark A. Nesci, Paul C. Tang and Robert Grapski on April 15, 2005, and of Steve Koster on February 4, 2005. The Chairman based his decision on his evaluation of each executive's performance for the Company and after consultation with Mark A. Nesci, Andrew R. Milstein and Stephen E. Milstein, each of whom are members of the Company's Board of Directors and who, together with the Chairman, act as an informal compensation committee. The amounts of the annual base salaries and the effective dates of the increases are as set forth below.

Name and Title	Annual Base Salary	Effective Date
Mark A. Nesci, Executive Vice President- Chief Operating Officer	$600,000	April 15, 2005
Paul C. Tang, Executive Vice President, General Counsel and Secretary	300,000	April 15, 2005
Robert Grapski, Vice President - Real Estate	270,000	April 15, 2005
Steve Koster, Vice President and Senior Divisional Merchandise Manager	309,000	February 4, 2005

The Company has not entered into written employment agreements with any of the executive officers named in the above table. Descriptions of the employment arrangements between the Company and each of Messrs. Nesci, Tang, Grapski and Koster are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and are hereby incorporated by reference.

Based on the criteria described in Exhibit 10.4 with respect to bonus awards for merchandise managers, Mr. Koster earned a cash bonus of $53,332 for the twelve month period ended January 29, 2005, of which $48,332 was paid on April 8, 2005, and the balance of $5,000 was paid on April 29, 2005. Based on the performance evaluations undertaken by the Chairman as described above, Mr. Tang received a cash bonus of $15,000, which the Company paid on March 4, 2005, and Mr. Grapski received a cash bonus of $30,000, of which $20,000 was paid on March 4, 2005 and the balance of $10,000 was paid on April 29, 2005.

In addition, on September 23, 2004, Messrs. Tang, Grapski and Koster were granted stock options to purchase the number of shares of the Company's common stock indicated below:

Paul C. Tang	5,000
Robert Grapski	6,000
Steve Koster	5,000

All of the options have an exercise price equal to $26.00 per share, which is in excess of the average of the high and low sales prices of the Company's common stock on the date of grant, vest in full on September 23, 2005 and expire on September 22, 2014.

The Company intends to provide additional information regarding the compensation awarded to its Chief Executive Officer and the Company's four most highly compensated executives other than the Chief Executive Officer in respect of and during the year ending May 28, 2005 in the proxy statement for the Company's 2005 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in September 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits
Exhibit No.	Description
10.1	Description of Employment Arrangements between the Company and Mark A. Nesci, Executive Vice President- Chief Operating Officer
10.2	Description of Employment Arrangements between the Company and Paul C. Tang, Executive Vice President, General Counsel and Secretary
10.3	Description of Employment Arrangements between the Company and Robert Grapski, Vice President - Real Estate
10.4	Description of Employment Arrangements between the Company and Steve Koster, Vice President and Senior Divisional Merchandise Manager

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Dated: June 17, 2005	By: /s/ Robert L. LaPenta, Jr. Robert L. LaPenta, Jr. Vice President - Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Description of Employment Arrangements between the Company and Mark A. Nesci, Executive Vice President- Chief Operating Officer
10.2	Description of Employment Arrangements between the Company and Paul C. Tang, Executive Vice President, General Counsel and Secretary
10.3	Description of Employment Arrangements between the Company and Robert Grapski, Vice President - Real Estate
10.4	Description of Employment Arrangements between the Company and Steve Koster, Vice President and Senior Divisional Merchandise Manager